Exhibit 10.4
V.F. CORPORATION
1996 STOCK COMPENSATION PLAN,
AS AMENDED AND RESTATED July 22, 2025
ARTICLE I
PURPOSE
1.1 Purpose. The purpose of the V.F. Corporation 1996 Stock Compensation Plan (this “Plan”) is to strengthen the ability of V.F. Corporation (the “Company”) to attract, motivate, and retain employees and directors of superior ability and to more closely align the interests of such employees and directors with those of the Company’s shareholders by relating compensation to increases in shareholder value.
ARTICLE II
GENERAL DEFINITIONS
2.1 “Agreement” The written instrument evidencing the grant to a Participant of an Award. Each Participant may be issued one or more Agreements from time to time, evidencing one or more Awards.
2.2 “Award” Any award granted under this Plan.
2.3 “Board” The Board of Directors of the Company.
2.4 “Change in Control” A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the Effective Date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “Person” (as such term is used in §13(d) and §14(d) of the Exchange Act), except for (A) those certain trustees under Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased (a “Trust” or the “Trustee”), and (B) any employee benefit plan of the Company or any Subsidiary, or any entity holding voting securities of the Company for or pursuant to the terms of any such plan (a “Benefit Plan” or the “Benefit Plans”), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; (ii) there occurs a contested proxy solicitation of the Company’s shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of the Company’s then outstanding securities; (iii) there is consummated a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors either at the beginning of the period or previously so approved during the period.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Plan (x) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets

Exhibit 10.4
of the Company to, or a merger or consolidation with, any entity in which officers of the Company have, directly or indirectly, at least a 5% equity or ownership interest, or other reorganization involving the Company and officers of the Company resulting in such officers having, directly or indirectly, a 5% equity or ownership interest in the post-reorganization entity, or (y) in a transaction otherwise commonly referred to as a “management leveraged buyout”.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of Item 6(e) of Schedule 14A or clause (i) if a Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities solely as the result of an acquisition by the Company or any Subsidiary of voting securities of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if a Person becomes the beneficial owner of 20% or more of the combined voting power of the Company’s then outstanding securities by reason of share purchases by the Company or any Subsidiary and shall, after such share purchases by the Company or a Subsidiary, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company, then a Change in Control of the Company shall be deemed to have occurred with respect to such Person under clause (i). Notwithstanding the foregoing, in no event shall a Change in Control of the Company be deemed to occur under clause (i) with respect to any Trust or Benefit Plan.
Notwithstanding the foregoing, the Board may, by resolution adopted by at least two-thirds of the directors who were in office at the date a Change in Control occurred, declare that a Change in Control either under Item 6(e) of Schedule 14A or in clause (i) or (ii) has become ineffective for purposes of this Plan if the following conditions then exist: (x) the declaration is made within 120 days of the Change in Control; and (y) no person, except for (A) the Trusts, and (B) the Benefit Plans, either is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s outstanding securities or has the ability or power to vote securities representing 10% or more of the combined voting power of the Company’s then outstanding securities. If such a declaration shall be properly made, the Change in Control shall be ineffective ab initio.
2.5 “Code” The Internal Revenue Code of 1986, as amended, and applicable regulations and rulings and guidance issued thereunder.
2.6 “Committee” The Talent and Compensation Committee of the Board (or a designated successor to such committee), the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan.
2.7 “Common Stock” The common stock of the Company as described in the Company’s Articles of Incorporation, or such other stock as shall be substituted therefor.
2.8 “Company” V.F. Corporation, or any successor to the Company.
2.9 “Date of Grant” The date on which the granting of an Award is authorized by the Committee, unless another later date is specified by the Committee or by a provision in this Plan applicable to the Award.
2.10 “Director” A member of the Board who is not an Employee.
2.11 “Disposition” Any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition of an Award, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant’s lifetime or upon or after his or her death,

Exhibit 10.4
including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment. A transfer or forfeiture of an Award to the Company is not a Disposition.
2.12 “Employee” Any employee of the Company or a Subsidiary.

2.13 “Exchange Act” The Securities Exchange Act of 1934, as amended, and applicable regulations and rulings issued thereunder.
2.14 “Fair Market Value” Unless otherwise determined in good faith by the Committee or under procedures established by the Committee, the closing sales price of the Common Stock on the date on which Fair Market Value is to be determined (or if there was no reported sale on such date, the next preceding date on which any reported sale occurred) as reported by a widely available financial reporting service.
2.15 “Full-Value Award” means an Award relating to shares other than (i) Stock Options that are treated as exercisable for shares under applicable accounting rules and (ii) Awards for which the Participant pays the grant-date Fair Market Value of the shares covered by the Award directly or by electively giving up a right to receive a cash payment from the Company or a Subsidiary of an amount equal to the grant-date Fair Market Value of such shares.
2.16 “Incentive Award” An Award granted under Article IX denominated in cash and earnable based on performance measured over a specified performance period.
2.17 “Incentive Stock Option” A Stock Option intended to satisfy the requirements of Section 422(b) of the Code.
2.18 “Non-qualified Stock Option” A Stock Option other than an Incentive Stock Option.
2.19 “Participant” An Employee or Director selected by the Committee to receive an Award.
2.20 “Performance Objective” A performance objective established pursuant to Section 8.3 hereof.
2.21 “Restricted Awards” Restricted Stock and Restricted Stock Units.
2.22 “Restricted Stock” Common Stock which is subject to restrictions and awarded to Participants under Article VIII of this Plan and any Common Stock purchased with or issued in respect of dividends and distributions on the Restricted Stock.
2.23 “Restricted Stock Units” Stock Units which may be subject to a risk of forfeiture or other restrictions and awarded to Participants under Article VIII of this Plan, including Stock Units resulting from deemed reinvestment of dividend equivalents on Restricted Stock Units.
2.24 “Retirement” (a) With respect to any Employee Award made on or after October 19, 2005, employment separation from the Company or any of its Subsidiaries after attaining age 55 and at least 10 years of service with the Company and/or any of its Subsidiaries, provided that an employment separation at a time there exists grounds for the Company to terminate the Employee for cause (as defined by the Committee) will not constitute a Retirement. Unless otherwise determined by the Committee, service with a predecessor company (i.e., a company acquired by the Company or a Subsidiary) shall be counted towards the calculation of years of service with the Company and/or its Subsidiaries for purposes of this Plan, and (b), with respect to any Director Award, termination of service as a Director.
2.25 “Rule 16b-3” Rule 16b-3 under the Exchange Act or any successor thereto.

Exhibit 10.4
2.26 “Securities Act” The Securities Act of 1933, as amended, and applicable regulations and rulings issued thereunder.

2.27 “Stock Appreciation Right” An Award granted under Section 7.5.
2.28 “Stock Option” An award of a right to acquire Common Stock pursuant to Article VII.
2.29 “Stock Units” An unfunded obligation of the Company, the terms of which are set forth in Section 8.6.
2.30 “Subsidiary” Any majority-owned business organization of the Company or its direct or indirect subsidiaries, including but not limited to corporations, limited liability companies, partnerships, and any “subsidiary corporation” as defined in Section 424(f) of the Code that is a subsidiary of the Company.
ARTICLE III
SHARES OF COMMON STOCK SUBJECT TO THE PLAN
3.1 Common Stock Authorized. Subject to the provisions of this Article and Article XI, the total aggregate number of shares of Common Stock that may be delivered pursuant to Awards that are outstanding at May 14, 2024 or granted on or after that date, shall not exceed 93 million shares (which also shall be the aggregate number of shares issuable upon exercise of Incentive Stock Options). Any shares that are delivered or deemed to be delivered in connection with Stock Options or other non-Full-Value Awards shall be counted against this limit as one share for each share actually delivered or deemed to be delivered. Any shares that are delivered in connection with Full-Value Awards shall be counted against this limit as three shares for each share actually delivered.
3.2 Share Counting Rules. For purposes of the limitations specified in Section 3.1, the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 3.2. Shares shall be counted against those reserved to the extent that such shares have been delivered and are no longer subject to a risk of forfeiture, except that shares withheld to pay the exercise price or withholding taxes upon exercise of a Stock Option for which shares are issuable upon exercise (including such a Stock Option designated as a Stock Appreciation Right under Section 7.5), shall be deemed to be delivered for purposes of the limit set forth in Section 3.1. Accordingly, (i) to the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan; and (ii) shares that are withheld from a Full-Value Award or separately surrendered by the Participant in payment of taxes relating to such Full-Value Award shall be deemed to constitute shares not delivered and will be available under the Plan. For any given Award, the number of shares that become available again (i.e., that are recaptured) will equal the number of shares that would be counted against the Plan limits for such Award in accordance with Section 3.1 if the Award were granted at the date of the event triggering the share recapture. The Committee may determine that Full-Value Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a Subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

Exhibit 10.4
3.3 Shares Available. At the discretion of the Board or the Committee, the shares of Common Stock to be delivered under this Plan shall be made available either from authorized and unissued shares of Common Stock or shares of Common Stock controlled by the Company, or both; provided, however, that absent such determination by the Board or the Committee to the contrary, in whole or in part, the shares shall consist of the Company’s authorized but unissued Common Stock.

ARTICLE IV
ADMINISTRATION OF THE PLAN
4.1 Committee. The Plan generally shall be administered by the Committee, subject to this Article IV. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 under the Exchange Act, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The foregoing notwithstanding, the Board may perform any function of the Committee under the Plan, including for purposes of approving grants of Awards to Directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. The Committee may otherwise act through a subcommittee or with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance as determined by the Committee.
4.2 Powers. The Committee has discretionary authority to determine the Employees and Directors to whom, and the time or times at which, Awards shall be granted. The Committee also has authority to determine the amount of shares of Common Stock that shall be subject to each Award and the terms, conditions, and limitations of each Award, subject to the express provisions of this Plan. The Committee shall have the discretion to interpret this Plan and to make all other determinations necessary for Plan administration. The Committee has authority to prescribe, amend and rescind any rules and regulations relating to this Plan, subject to the express provisions of this Plan. All Committee interpretations, determinations, and actions shall be in the sole discretion of the Committee and shall be binding on all parties. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency.
4.3 Agreements. Awards shall be evidenced by an Agreement and may include any terms and conditions not inconsistent with this Plan, as the Committee may determine.
4.4 No Liability. No member of the Board, the Committee or any of its delegates shall be liable for any action or determination made in good faith with respect to this Plan, any Award or any Agreement.
ARTICLE V
ELIGIBILITY
5.1 Participation. Participants shall be selected by the Committee from the Employees and Directors. Such designation may be by individual or by class.
5.2 Incentive Stock Option Eligibility. A Director shall not be eligible for the grant of an Incentive Stock Option. In addition, no Employee shall be eligible for the grant of an Incentive Stock Option who owns (within the meaning of Section 422(b) of the Code), or would own immediately before the grant of such

Exhibit 10.4
Incentive Stock Option, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.
5.3 Limit on Awards. Awards granted to any Employee shall not exceed in the aggregate during any calendar year (a) 2,000,000 Stock Options and (b) 1,500,000 shares relating to Restricted Awards (subject in each case to adjustment as provided in Article XI). In the case of a Director of the Company, additional limits shall apply such that the grant-date fair value of Awards granted in any fiscal year as compensation for services as a Director, when added to the value of other compensation payable to the Director during such fiscal year, shall not exceed $900,000, except that such limit for a Director serving as Chair of the Board shall be $1,250,000.
ARTICLE VI
FORMS OF AWARDS; Minimum Vesting Requirements
6.1 Award Eligibility. The forms of Awards under this Plan are Stock Options as described in Article VII, Restricted Awards (Restricted Stock and Restricted Stock Units) as described in Article VIII, and Incentive Awards as described in Article IX. The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards subject to the restriction on repricing set forth in Section 13.2.
6.2 Minimum Vesting. Other provisions of the Plan notwithstanding, Awards (including any portion thereof) granted on or after July 23, 2024 (other than Awards that by their terms can be settled only in cash) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, however, that the following Awards shall not be subject to this minimum vesting requirement: (i) Awards granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate has combined; (ii) shares of Common Stock delivered in lieu of fully vested cash awards at the election of the Participant; and (iii) any other Awards as designated by the Committee relating to not more than five percent (5%) of the aggregate shares reserved as of July 23, 2024 under Section 3.1 (as adjusted under Section 11.1); and provided further that the foregoing restriction does not apply to the Committee’s reserved discretion to provide for accelerated exercisability or vesting of Awards in specified circumstances for any reason. In the case of Awards subject to the minimum vesting requirement and having proportionate vesting over a specified period, the proportionate vesting shall not apply during the initial year (so, for example, monthly vesting in the first year is not permitted for such Awards).
ARTICLE VII
STOCK OPTIONS
7.1 Exercise Price. The exercise price of Common Stock under each Stock Option shall be not less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.
7.2 Term. Stock Options may be exercised as determined by the Committee, provided that Stock Options may in no event be exercised later than 10 years from the Date of Grant. During the Participant’s lifetime, only the Participant may exercise an Incentive Stock Option. The Committee may amend the terms of an Incentive Stock Option at any time to include provisions that have the effect of changing such Incentive Stock Option to a Non-qualified Stock Option, or vice versa (to the extent any such change is permitted by applicable law).

Exhibit 10.4
7.3 Method of Exercise. Upon the exercise of a Stock Option, the exercise price shall be payable in full in cash or an equivalent acceptable to the Committee. No fractional shares shall be issued pursuant to the exercise of a Stock Option, and no payment shall be made in lieu of fractional shares. At the discretion of the Committee and provided such payment can be effected without causing the Participant to incur liability under Section 16(b) of the Exchange Act or causing the Company to incur additional expense under applicable accounting rules, the Committee may permit the exercise price to be paid by assigning and delivering to the Company shares of Common Stock previously acquired by the Participant or may require that, or permit the Participant to direct that, the Company withhold shares from the Stock Option shares having a value equal to the exercise price (or portion thereof to be paid through such share withholding). Any shares so assigned and delivered to the Company or withheld by the Company in payment or partial payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the exercise date. In addition, at the request of the Participant and to the extent permitted by applicable law, the Company in its discretion may approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Company the exercise price of the Stock Options being exercised, and the Company, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.
7.4 Other Stock Option Terms. No dividend equivalent rights may be granted with respect to a Stock Option (including a Stock Option designated as a Stock Appreciation Right under Section 7.5) entitling the
Participant to the economic benefit of dividends paid on the Common Stock underlying a Stock Option prior to the exercise of such Stock Option. With respect to Incentive Stock Options, the aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other amount as may be prescribed under the Code. If any Stock Option intended to be an Incentive Stock Option fails to so qualify, including under the requirement set forth in this Section 7.4, such Stock Option (or the affected portion of the Stock Option) shall be deemed to be a Non-qualified Stock Option and shall be exercisable in accordance with the Plan and the Stock Option’s terms.
7.5 Stock Appreciation Rights. A Stock Option may be granted with terms requiring the exercise price to be paid by means of the Company withholding shares subject to the Stock Option upon exercise, in which case such Award may be designated as a “Stock Appreciation Right.” The Committee may, at the time of grant, specify that the Fair Market Value of the Stock Option shares deliverable upon exercise of such Award will be paid in cash in lieu of delivery of shares, such that the Award is a cash-settled Stock Appreciation Right.
ARTICLE VIII
RESTRICTED AWARDS
8.1 Types of Award. The Committee, in its discretion, is authorized to grant Restricted Awards either as Service Awards or Performance Awards. As used herein, the term “Service Award” refers to any Restricted Award described in Section 8.2 and the term “Performance Award” refers to any Restricted Award described in Section 8.3. Restricted Stock shall be nontransferable until such time as all of the restrictions underlying the Award have been satisfied.
8.2 Service Award. The Committee may grant shares of Restricted Stock or Restricted Stock Units to a Participant subject to forfeiture upon an interruption in the Participant’s continuous service with the Company or a Subsidiary within a period specified by the Committee; provided, however, that, except as limited by and subject to Sections 6.2 and 11.2, the total period during which the Restricted Award is subject to forfeiture (the “vesting” period) shall not be less than three years, but with ratable or proportionate vesting (or any other less rapid schedule for vesting) permitted during such period and with

Exhibit 10.4
vesting permitted on an accelerated basis in the event of death, disability, Change in Control, Retirement or other special circumstances. The period during which Restricted Stock Units are subject to a risk of forfeiture may be shorter than the period during which settlement of the Restricted Stock Units is deferred. The foregoing notwithstanding, Stock Units granted as authorized under the exceptions set forth in Section 6.2 (including up to 5% of the shares reserved under Section 3.1 to which no minimum vesting requirement applies) apply also to the Service Awards under this Section 8.2.
8.3 Performance Award. The Committee may grant Restricted Stock or Restricted Stock Units to a Participant subject to or upon the attainment of a Performance Objective as follows: The Committee, in its sole discretion, may establish (a) a Performance Award for a Participant for a specified period during which performance will be measured (the “Performance Period”), and (b) with respect to such Participant one or more Performance Objectives to be satisfied prior to the Participant’s becoming entitled to settlement of such Performance Award for such Performance Period. Any Performance Objective shall be comprised of specified corporate, business group or divisional levels of performance or other business objectives to be obtained over the Performance Period. Notwithstanding attainment of the applicable Performance Objective or any provisions of this Plan to the contrary, the Committee shall have the power (which it may retain or may relinquish in the Agreement or other document), in its sole discretion, to (a) exercise negative discretion to reduce the Performance Award to a Participant for any Performance Period to zero or such other amount as it shall determine; (b) impose service requirements which must be fulfilled by the Participant during the Performance Period or subsequent to the attainment of the Performance Objective; and (c) provide for accelerated settlement or payment of a Performance Award upon a Change in Control or specified terminations of employment, except as limited by and subject to Section 11.2.
8.4 Delivery. If a Participant, with respect to a Service Award, continuously remains in the employ of the Company or a Subsidiary for the period specified by the Committee, or, with respect to a Performance Award, if and to the extent that the Participant fulfills the requirements of the Performance Objective and any service requirements as may be imposed by the Committee, the shares awarded to such Participant as Restricted Stock shall be delivered to such Participant without any restrictions promptly after the applicable event, and the risk of forfeiture applicable to Restricted Stock Units shall end and such Restricted Stock Units shall then and thereafter be settled in accordance with the terms of such Restricted Stock Units (including any elective deferral of settlement permitted by the Committee). The foregoing notwithstanding, the Committee may determine that any restrictions (and/or deferral period, to the extent permitted under Section 12.10) applicable to a Restricted Award shall be deemed to end or have ended on an accelerated basis at the time of the Participant’s death while employed or serving as a Director or upon the Participant’s termination of employment or service due to disability or Retirement or following a Change in Control, except as limited by and subject to Sections 6.2 and 11.2.
8.5 Shareholder Rights. Except as otherwise provided in this Plan, each Participant shall have, with respect to all shares of Restricted Stock, all the rights of a shareholder of the Company, including the right to vote the Restricted Stock; provided, however, that all distributions payable with respect to the Restricted Stock shall be retained by the Company and reinvested in additional shares of Common Stock to be issued in the name of the Participant. Any shares of Common Stock acquired as a result of reinvestment of such distributions shall also be Restricted Stock subject to the terms and conditions of this Plan. A Participant shall have no rights of a shareholder relating to Restricted Stock Units or Stock Units until such time as shares are issued or delivered in settlement of such Restricted Stock Units or Stock Units.
8.6 Stock Units; Deferral of Receipt of Restricted Stock. A Stock Unit, whether or not restricted, shall represent the conditional right of the Participant to receive delivery of one share of Common Stock at a specified future date, subject to the terms of the Plan and the applicable Agreement. Until settled, a Stock Unit shall represent an unfunded and unsecured obligation of the Company with respect to which a Participant has rights no greater than those of a general creditor of the Company. Unless otherwise specified by the Committee, each Stock Unit will carry with it the right to crediting of an amount equal to

Exhibit 10.4
dividends and distributions paid on a share of Common Stock (“dividend equivalents”), which amounts will be deemed reinvested in additional Stock Units, at the Fair Market Value of Common Stock at the dividend payment date or the date of settlement of the award as specified by the Committee. Such additional Stock Units will be subject to the same risk of forfeiture (this requirement may not be altered by the Committee), other restrictions, and deferral of settlement as the original Stock Units to which such additional Stock Units directly or indirectly relate. Unless the Committee determines to settle Stock Units in cash, Stock Units shall be settled solely by issuance or delivery of shares of Common Stock. The Committee may, in its sole discretion, permit Participants to convert their Restricted Stock into an equivalent number of stock units as of the date on which all applicable restrictions pertaining to the Restricted Stock would either lapse or be deemed satisfied (the “Vesting Date”), or by means of an exchange of the Restricted Stock for Restricted Stock Units before the Vesting Date. Any such request for conversion must (a) be made by the Participant at a time a valid deferral may be elected under Code Section 409A and (b) specify a distribution date which is valid under Code Section 409A and in any case is no earlier than the earlier of (i) the Participant’s termination of employment or (ii) the first anniversary of the Vesting Date.
ARTICLE IX
INCENTIVE AWARDS
The Committee, in its discretion, is authorized to grant Incentive Awards, which shall be Awards denominated as a cash amount and earnable based on achievement of a Performance Objective over a specified Performance Period. The Committee shall specify the duration of the Performance Period. In other respects, the terms of the Incentive Award, including the Performance Objectives, the time at which such Performance Objective is established, and other conditions of the Incentive Award shall be as specified in Section 8.3 with respect to Performance Awards. The Committee may specify that an Incentive Award shall be settled in cash or in shares of Common Stock. Incentive Awards shall be subject to the applicable per-person limitations under Section 5.3.
ARTICLE X
FORFEITURE AND EXPIRATION OF AWARDS
10.1 Termination of Employment or Service. Subject to the express provisions of this Plan and the terms of any applicable Agreement, the Committee, in its discretion, may provide for the forfeiture or continuation of any Award for such period and upon such terms and conditions as are determined by the Committee in the event that a Participant ceases to be an Employee or Director. In the absence of Committee action or except as otherwise provided in an Agreement, the following rules shall apply:
(a) With respect to Stock Options granted to Employees before March 12, 2024, Stock Options shall be exercisable only so long as the Participant is an employee of the Company or a Subsidiary except that (1), in the event of Retirement, the Stock Options shall continue to vest according to the original schedule, but no Stock Options may be exercised after the expiration of the earlier of the remaining term of such Stock Options or 36 months (12 months in the case of Incentive Stock Options) following the date of Retirement; (2) in the event of permanent and total disability, the Stock Options shall continue to vest according to the original schedule, but no Stock Options may be exercised after the expiration of the earlier of the remaining term of such Stock Option or 36 months following the date of permanent and total disability; (3) in the event of death while an employee, Stock Options held at the time of death by the Participant shall vest and become immediately exercisable and may be exercised by the estate or beneficiary of such Participant until the expiration of the earlier of the remaining term of such Stock Options or 36 months from the date

Exhibit 10.4
of death; (4) in the event of the Participant’s voluntary separation of employment (other than a Retirement) or involuntary separation of employment by the Company for cause (as defined by the Committee), the Stock Options shall terminate and be forfeited as of the date of separation of employment; (5) in the event of the Participant’s involuntary separation of employment not for cause (as defined by the Committee) with severance pay (other than severance pay paid in a lump sum), the Stock Option shall continue to vest according to the original schedule, but no Stock Options may be exercised after the earlier of the remaining term of the Option or the end of the period of the Participant’s receipt of severance pay, if any, from the Company; and (6) in the event of an involuntary separation of employment without severance pay or if severance pay is paid in a lump sum, the Stock Option shall not be exercisable after the date of separation of employment; any portion of a Stock Option that is not vested at the time of permanent and total disability or any separation of employment and which would not vest and become exercisable during the period the Stock Option will remain outstanding under this Section 10.1(a) shall terminate and be forfeited as of the time of permanent and total disability or separation of employment, unless otherwise determined by the Committee within 45 days after such event. With respect to Stock Options granted to Employees on or after March 12, 2024, Stock Options shall be exercisable only so long as the Participant is an employee of the Company or a Subsidiary, subject to such exceptions as may be specified in the terms of any applicable Agreement;
(b) With respect to Restricted Awards granted to Employees, in the event of a Participant’s voluntary or involuntary separation before the expiration of the employment period specified by the Committee with respect to Service Awards, or before the fulfillment of the Performance Objective and any other restriction imposed by the Committee with respect to Performance Awards, any shares of Restricted Stock shall be returned to the Company and any Restricted Award shall be deemed to have been forfeited by the Participant as of the date of such separation, subject to such exceptions as may be specified in the terms of any applicable Agreement; and
(c) The Committee may provide in any Agreement evidencing a Stock Option that, at the date of expiration of the Stock Option (including any date of forfeiture relating to a separation of employment, death or disability), if and to the extent the Stock Option is vested and the Fair Market Value per share of the underlying Common Stock exceeds the Stock Option's exercise price per share, the Stock Option will be automatically exercised, with shares subject to the Stock Option withheld in payment of the exercise price and applicable withholding taxes, and the net remaining shares to then be delivered to the Participant.
10.2 Leave of Absence. With respect to an Award, the Committee may, in its sole discretion, determine that any Participant who is on leave of absence for any reason shall be considered to still be in the employ of the Company, provided that the Committee may, in its sole discretion, also determine that rights to such Award during a leave of absence shall be limited to the extent to which such rights were earned or vested when such leave of absence began.
10.3 Additional Forfeiture Provisions. The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to receive a settlement or distribution with respect to the Award, to retain cash, Stock, other Awards, or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, upon compliance by the Participant with specified conditions that protect the business interests of the Company and its subsidiaries and affiliates from harmful actions of the Participant or otherwise conform to high standards of corporate governance, including (i) conditions providing for such forfeitures in the event that Company financial statements are restated due to misconduct if the Participant bears substantial responsibility for such misconduct or if the restated financial information would have adversely affected the level of achievement of performance measures upon which the earning or value of the Participant’s Award was based; and (ii) conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its subsidiaries and affiliates and the officers, directors and affiliates of the Company and its subsidiaries and affiliates, and other restrictions

Exhibit 10.4
upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company. Accordingly, an Award may include terms providing for a “clawback” or forfeiture from the Participant of the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award.
ARTICLE XI
ADJUSTMENT PROVISIONS
11.1 Share Adjustments. If the number of outstanding shares of Common Stock is increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional, new, or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock or other securities, an appropriate adjustment in order to preserve the benefits or potential benefits intended to be made available to the Participants may be made, in the discretion of the Committee, in all or any of the following (i) the maximum number and kind of shares reserved, subject to Awards or available under Section 3.1 and the number of Awards that may be granted to an Employee in the specified period under Section 5.3; (ii) the number and kind of shares or other securities subject to then outstanding Awards; and (iii) the price for each share or other unit of any other securities subject to then outstanding Awards. The Committee may also make any other adjustments, or take such action as the Committee, in its discretion, deems appropriate in order to preserve the benefits or potential benefits intended to be made available to the Participants. In furtherance of the foregoing, in the event of an equity restructuring, as defined in FASB ASC Topic 718 (formerly FAS 123(R)), which affects the Common Stock, a Participant shall have a legal right to an adjustment to the Participant’s Award which shall preserve without enlarging the value of the Award, with the manner of such adjustment to be determined by the Committee in its discretion, and subject to any limitation on this right set forth in the applicable Award agreement. Any fractional share resulting from such adjustment may be eliminated.
11.2 Corporate Changes. Subject to Article XIII, upon (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving Company and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) of the Company with one or more corporations, following which the Company is not the surviving Company (or survives only as a subsidiary of another Company in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control, subject to the terms of any applicable Agreement, the Committee serving prior to the date of the applicable event may, to the extent permitted in Section 3.1 of this Plan (and subject to any applicable restriction on repricing under Section 13.2), in its discretion and without obtaining shareholder approval, take any one or more of the following actions with respect to any Participant, except as limited by and subject to Section 6.2:
(a) accelerate the vesting and exercise dates of any or all outstanding Awards;
(b) eliminate any and all restrictions with respect to outstanding Restricted Awards;
(c) pay cash to any or all holders of Stock Options in exchange for the cancellation of their outstanding Stock Options and cash out all outstanding stock units or Restricted Awards, provided

Exhibit 10.4
that payment of consideration equivalent to the consideration received by shareholders net of any exercise price payable with respect to the Award, shall be sufficient payment for the cash-out of an Award (for clarity, if a Stock Option, including a Stock Option designated as a Stock Appreciation Right, had an exercise price in excess of such consideration, the Stock Option could be cancelled with no payment to the Participant);
(d) grant new Awards to any Participants; or
(e) make any other adjustments or amendments to outstanding Awards or determine that there shall be substitution of new Awards by such successor employer Company or a parent or subsidiary company thereof, with appropriate adjustments as to the number and kind of shares or units subject to such awards and prices.
The foregoing notwithstanding, with regard to any Award granted on or after July 23, 2024, no acceleration of vesting or exercisability and no elimination of restrictions with respect to outstanding Stock Options or Restricted Awards is authorized under this Section 11.2 if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control or other triggering event under this Section 11.2, that the Company's obligations under Stock Options and Restricted Awards will be fully complied with and honored, legally assumed and/or new rights substituted therefore (each such complied with, honored, assumed or substituted stock option or restricted award being an "Assumed Award") by the Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Assumed Award must meet the following criteria:

(i) the Assumed Award must be based on stock that is traded on an established securities market, or that will be so traded within 30 days of the Change in Control, and that foreseeably will continue to be so traded on a long-term basis;
(ii)the Assumed Award must provide to the Participant other rights, terms, conditions and entitlements substantially equivalent to or better than the rights, terms, conditions and entitlements applicable under the Participant's related Stock Option or Restricted Award, including, but not limited to, identical or better vesting and forfeiture terms, exercise schedule and expiration date (provided that a Stock Option that ceases to qualify as an incentive stock option will not, solely for that reason, be deemed to have less favorable terms), and must provide accelerated vesting in the event of a termination of the Participant's employment by the Participant's employer not for cause or by the Participant based on material adverse changes in the Participant's duties, titles, status, or work location within the two years following the Change in Control or other triggering event under this Section 11.2;
(iii)the Assumed Award must have economic value substantially equivalent to or greater than the value of the Participant's related Stock Option or Restricted Award (determined at the time of the Change in Control and considering intrinsic value, fair value, probable outcome of performance conditions and scaled earning based above- or below-target performance); and
(iv)the Assumed Award must be structured in a manner intended to comply with provisions of Section 409A of the Code to avoid adverse tax consequences to the Participant thereunder.
11.3 Binding Determination. Adjustments under Sections 11.1 and 11.2 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.

Exhibit 10.4
ARTICLE XII
GENERAL PROVISIONS
12.1 No Right to Employment. Nothing in this Plan or in any instrument executed pursuant to this Plan shall confer upon any Participant any right to continue in the employ of the Company or a Subsidiary or affect the Company’s or a Subsidiary’s right to terminate the employment of any Participant at any time with or without cause or any right to continue to serve as a Director of the Company or affect any party’s right to remove such Participant as a Director.

12.2 Securities Requirements. The Company shall not be obligated to issue or transfer shares of Common Stock pursuant to an Award unless all applicable requirements imposed by federal and state laws, regulatory agencies, and securities exchanges upon which the Common Stock may be listed have been fully complied with. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.
12.3 No Right to Stock. No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title, or interest in any shares of Common Stock allocated or reserved under this Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant or other person entitled to receive such Common Stock under the terms of the Award.
12.4 Withholding. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state, or local taxes as required by law to be withheld with respect to such cash payments. In the case of Awards paid or payable in Common Stock, the Participant or other person receiving such Common Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Common Stock. Also, at the discretion of the Committee and provided such withholding can be effected without causing the Participant to incur liability under Section 16(b) of the Exchange Act, the Committee may require or permit the Participant to elect (i) to have the Company or Subsidiary withhold from the shares of Common Stock to be issued or transferred to the Participant the number of shares necessary to satisfy the Company’s or Subsidiary’s obligation to withhold taxes, such determination, (A) in the case of Restricted Stock Units (other than those vesting upon certification of the achievement of a performance goal), to be based on the shares’ Fair Market Value as of the date immediately preceding the date on which the Participant becomes subject to income taxation with respect to the Award, and (B), in the case of other Awards, to be based on the shares’ Fair Market Value as of the date on which the Participant becomes subject to income taxation with respect to the Award, (ii) deliver sufficient shares of Common Stock (based upon the Fair Market Value at the date of withholding) to satisfy the withholding obligations, or (iii) deliver sufficient cash to satisfy the withholding obligations. Participants who elect to use such a stock withholding feature must make the election at the time and in the manner prescribed by the Committee.
12.5 No Disposition. No Award under this Plan may be the subject of any Disposition (excluding shares of Common Stock with respect to which all restrictions have lapsed), other than by will or the laws of descent or distribution. Any attempted Disposition in violation of this provision shall be void and ineffective for all purposes. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit a Participant to transfer a Non-qualified Stock Option or Restricted Stock Unit to (a) a member or members of the Participant’s immediate family, (b) a trust, the beneficiaries of which consist exclusively of members of the Participant’s immediate family, (c) a partnership, the partners of which consist exclusively of members of the Participant’s immediate family, or (d) any similar entity created for exclusive benefit of members of the Participant’s immediate family; provided, however, that such Disposition must be not for value.

Exhibit 10.4
12.6 Severability; Construction. If any provision of this Plan is held to be illegal or invalid for any reason, then the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. Headings and subheadings are for convenience only and not to be conclusive with respect to construction of this Plan.
12.7 Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the Commonwealth of Pennsylvania, except as may be required by applicable federal law.
12.8 Other Deferrals. Subject to Section 12.10, the Committee may permit selected Participants to elect to defer payment of Awards in accordance with procedures established by the Committee including, without limitation, procedures intended to defer taxation on such deferrals until receipt (including procedures designed to avoid incurrence of liability under Section 16(b) of the Exchange Act). Any deferred payment, whether elected by the Participant or specified by an Agreement or by the Committee, may require forfeiture in accordance with stated events, as determined by the Committee.
12.9 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee is authorized to adopt subplans to achieve the purposes of this Section 12.9. An Award may have terms under this Section 12.9 that are inconsistent with the express terms of the Plan, including authorizing cash payments in lieu of issuance or delivery of shares, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award are granted with or modified to provide such terms.
12.10 Compliance with Code Section 409A.
(a) 409A Awards. Other provisions of the Plan notwithstanding, the terms of any Award that is deemed to be a deferral for purposes of Code Section 409A which is held by an employee subject to United States federal income taxation (a “409A Award”), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. Terms of Awards shall be interpreted in a manner that, according to the character of the Award, results in an exemption from Code Section 409A or compliance with Code Section 409A. The following rules will apply to 409A Awards:
(i) If a Participant is permitted to elect to defer an Award or any payment under a 409A Award, such election will be permitted only at times in compliance with Section 409A (including transition rules thereunder);
(ii) The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A;
(iii) Any distribution of a 409A Award triggered by a Participant’s termination of employment and intended to qualify under Section 409A(a)(2)(A)(i) shall be made only at the time that the Participant has had a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) (or earlier at such time, after a termination of employment, that there occurs another event triggering a distribution under the Plan or the applicable Award agreement in compliance with Section 409A);

Exhibit 10.4
(iv) Any distribution of a 409A Award subject to Section 409A(a)(2)(A)(i) that would be made within six months following a separation from service of a “Specified Employee” as defined under Section 409A(a)(2)(B)(i) shall instead occur at the expiration of the six-month period under Section 409A(a)(2)(B)(i). In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period;

(v) In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than 74 days after the date at which the settlement of the Award is specified to occur; and
(vi) If any portion of an Award that is scheduled to vest at a single specified date (a vesting “tranche”) is partly deemed a 409A Award and partly deemed exempt from Section 409A (as a short-term deferral or otherwise), the time of settlement of the entire tranche will be governed by the distribution rules applicable to the 409A Award.
(b) Rules Applicable to Non-409A Options/SARs. With respect to Stock Options (other than Stock Options intended to be 409A Awards), in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation § 1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.
(c) Distributions Upon Vesting. In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the substantial risk of forfeiture lapsed.
(d) Scope and Application of this Provision. For purposes of this Section 12.10, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.
12.11 No Loans to Participants. No credit shall be extended to Participants in the form of personal loans in connection with Awards, whether for purposes of paying the exercise price or withholding taxes or otherwise. Any amount due and payable to the Company by a Participant shall be immediately due and shall be paid as promptly as practicable.
12.12 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, which arrangements may be either applicable generally or only in specific cases.

ARTICLE XIII
AMENDMENT AND TERMINATION
13.1 Amendments; Suspension; Termination. The Board may at any time amend, suspend (and if suspended, may reinstate) or terminate this Plan; provided, however, that the Board may not, without approval of the shareholders of the Company, amend this Plan so as to (a) increase the number of shares

Exhibit 10.4
of Common Stock subject to this Plan except as permitted in Article XI or (b) reduce the exercise price for shares of Common Stock covered by Stock Options granted hereunder below the applicable price specified in Article VII of this Plan or (c) make a material revision to the Plan within the meaning of Section 303A(8) of the Listed Company Manual of the New York Stock Exchange as then in effect; and provided further, that the Board may not modify, impair or cancel any outstanding Award in a manner that materially and adversely affects a Participant without the consent of such Participant. The authority of the Committee to waive or modify an Award term after the Award has been granted does not permit waiver or modification of a term that would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan will terminate on the date that is ten years after the latest date upon which shareholders of the Company have approved the Plan (including approval of the Plan as amended and restated).
13.2 Restriction on Repricing. Without the approval of shareholders, the Committee will not amend or replace previously granted Stock Options (including Stock Options designated as Stock Appreciation Rights under Section 7.5) in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:
•    Lowering the exercise price of the Stock Option after it is granted;
•    Any other action that is treated as a repricing under generally accepted accounting principles;
•    Canceling the Stock Option at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another Stock Option, restricted stock, other equity, or other cash or property;
provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11.1.
ARTICLE XIV
DATE OF PLAN ADOPTION
14.1 Date of Plan Adoption. This Plan was adopted by the Board effective December 3, 1996 and approved by shareholders April 15, 1997. An amendment and restatement of the Plan was adopted by the Board effective February 6, 2007, and approved by shareholders on April 24, 2007, and an amendment and restatement of the Plan was adopted by the Board effective February 9, 2010, and approved by shareholders on April 27, 2010. In accordance with Article XI of the Plan, adjustments to Sections 3.1 and 5.3 were made to reflect the Company’s stock dividend effective December 20, 2013. An amendment and restatement of the Plan was adopted by the Board effective February 10, 2015, subject to shareholder approval at the Company’s 2015 Annual Meeting of Shareholders on April 28, 2015. An amendment and restatement of the Plan was adopted by the Board effective March 12, 2024. An amendment and restatement of the Plan was adopted by the Board effective May 14, 2024, subject to approval by shareholders on July 23, 2024. Awards (other than Restricted Stock) may be granted under the terms of the amended and restated Plan prior to such shareholder approval, but if the requisite shareholder approval is not obtained, to the extent any such Award exceeded the authorization under the terms of the Plan in effect prior to the amendment and restatement, the excess portion of such Award shall be canceled. An amendment and restatement of the Plan was adopted by the Board effective July 22, 2025. This Plan shall continue in effect with respect to Awards granted before termination of the Committee’s authority to grant new Awards until such Awards have been settled, terminated or forfeited and the Company has no further obligations or rights with respect to such Awards.